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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS







We have issued our report dated April 17, 1998 accompanying the consolidated financial statements and schedule of Nautica Enterprises, Inc. and subsidiaries appearing in the 1998 Annual Report on Form 10-K for the year ended February 28, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

New York, New York

May 27, 1998